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CUSIP NO. 61744G107                    13G                     PAGE 7 OF 9 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 9, 1996
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                 MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED
               hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                    MORGAN STANLEY GROUP INC.

BY:                 /s/ Edward J. Johnsen
                    ------------------------------------------------------------
                    Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated

                    MORGAN STANLEY & CO., INCORPORATED

BY:                 /s/ Edward J. Johnsen
                    ------------------------------------------------------------
                    Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated